Exhibit 99.2
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT is made and entered into as of November 1, 2008 (the “Effective Date”) by and between Quadriga Superfund, L.P., whose general partner is Superfund Capital Management, Inc., and Superfund Asset Management, Inc. (formerly known as Quadriga Asset Management, Inc.) (collectively, “the Parties”).
WHEREAS by a Selling Agent Agreement (the “Selling Agent Agreement”) dated February 22, 2002, the Parties entered into an agreement relating to the offering and sale of limited partnership units in Quadriga Superfund, L.P.; and
WHEREAS the Parties wish to terminate the Selling Agent Agreement and release each other from all prospective duties, rights and obligations arising from the Selling Agent Agreement.
NOW THEREFORE in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Termination. The Selling Agent Agreement is hereby terminated and of no further force or effect as of the Effective Date of the Termination Agreement, and no party shall have any prospective duty, right or obligation to the other party arising from the Selling Agent Agreement with the exception of any duty, right or obligation which arose prior to the Effective Date, including without limitation the obligation to pay commissions under the Selling Agent Agreement for transactions occurring prior to the Effective Date. Any selling commissions procured prior to the Effective Date and outstanding as of the Effective Date shall be paid to Superfund Asset Management, Inc. pursuant to the terms of the Selling Agent Agreement. Superfund Asset Management, Inc. shall not be entitled to any selling commissions thereafter.
2. Representation of the Parties. Each Party represents to the other Party that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and in good standing; (b) it has power to execute and perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; (d) all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (e) its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.
3. Waiver. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by any party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Termination Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Termination Agreement.
4. Complete Agreement. All discussions, correspondence, understandings, and agreements heretofore had or made between the parties relating to its subject matter are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between the parties relating to its subject matter, and the same is entered into with no party relying upon any statement or representation made by or on behalf of any party not embodied in this Termination Agreement.
5. Counterparts. This Termination Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Termination Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.
IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the Effective Date.

QUADRIGA SUPERFUND, L.P.

By:	Superfund Capital Management, Inc., its general partner

By:

Nigel James
President

SUPERFUND CAPITAL MANAGEMENT, INC.

By:

Nigel James
President

SUPERFUND ASSET MANAGEMENT, INC.

By:

Joseph Micek
Vice-President